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                                                                       Exhibit 5

                  [LOGO] TROUTMAN SANDERS MAYS & Valentine LLP

                                ATTORNEYS AT LAW
                         A LIMITED LIABILITY PARTNERSHIP

                             BANK OF AMERICA CENTER
                              1111 EAST MAIN STREET
                            RICHMOND, VIRGINIA 23219
                             www.troutmansanders.com
                             TELEPHONE: 804-697-1200
                             FACSIMILE: 804-697-1339

                                 MAILING ADDRESS
                                  P.O. BOX 1122
                          RICHMOND, VIRGINIA 23218-1122

                                 March 15, 2002

The Board of Directors
Cadmus Communications Corporation
1801 Bayberry Court, Suite 200
Richmond, Virginia 23226

                       Registration Statement on Form S-8
                       ----------------------------------

Gentlemen:

     We have acted as counsel to Cadmus Communications Corporation, a Virginia corporation (the "Company"), in connection with the preparation of a registration statement on Form S-8 (the "Registration Statement") with respect to the registration with the Securities and Exchange Commission under the Securities Act of 1933, as amended, of (a) 100,000 shares of the Company's Common Stock, $.50 par value (the "Shares"), reserved for issuance in connection with the Cadmus Non-Qualified Savings Plan (the "Plan") and (b) $10,000,000 of deferred compensation obligations (the "Obligations"), which will represent obligations of the Company to pay deferred compensation in the future in accordance with the terms of the Plan.

     As counsel to the Company, we have examined the Plan and certain books and records of the Company and have made such other investigations as we have deemed necessary for purposes of this opinion. In such examinations we have assumed the genuineness of all signatures on all original documents, the authenticity of all documents submitted to us as originals, the conformity to original documents of all copies submitted to us, the authenticity of the originals of documents submitted to us as copies and the due execution and delivery of all documents where due execution and delivery are prerequisite to the effectiveness thereof.

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[LOGO] TROUTMAN SANDERS MAYS & VALENTINE LLP
ATTORNEYS AT LAW
A LIMITED LIABILITY PARTNERSHIP

The Board of Directors
Cadmus Communications Corporation
March 15, 2002
Page 2

     As to questions of fact material to this opinion, we have relied solely upon statements of officers of the Company. We have assumed and relied upon the accuracy and completeness of such statements, and nothing has come to our attention leading us to question the accuracy of the stated matters. We have made no independent investigation with regard thereto and, accordingly, we do not express any view or belief as to matters that might have been discovered by independent verification.

     Based upon and subject to the foregoing, we are of the opinion that: (i) the Shares reserved for issuance in accordance with the Plan have been duly authorized and will, when and to the extent issued in connection with the Plan, be validly issued, fully paid and nonassessable; and (ii) the Obligations, when issued in accordance with the terms and provisions of the Plan, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject as to enforcement (a) to bankruptcy, insolvency, reorganization, arrangement, moratorium and other laws of general applicability relating to or affecting creditors' rights, and (b) to general principles of equity, whether such enforcement is considered in a proceeding in equity or at law.

     In expressing the opinions set forth above, we are not passing on the laws of any jurisdiction other than the laws of the Commonwealth of Virginia.

     This opinion is limited to the matters expressly opined on herein, and no opinion may be implied or inferred beyond those expressly stated. This opinion is rendered as of the date hereof, and we make no undertaking and expressly disclaim any duty to supplement or update such opinion, if, after the date hereof, facts or circumstances come to our attention or changes in the law occur which could affect such opinion. This opinion is being furnished to you solely for your benefit in connection with the transactions contemplated by the Plan and, except as expressly set forth below, is not to be used, circulated, quoted or otherwise referred to for any other purpose without our prior express written consent and may not be relied upon by any other person without our express written consent.

     We hereby consent to the filing of this opinion or copies thereof as an exhibit to the Registration Statement.

                                      Very truly yours,


                                      /s/ Troutman Sanders Mays & Valentine LLP